SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                              January 13, 2003
              Date of Report (Date of earliest event reported)

                           CONGOLEUM CORPORATION
           (Exact name of registrant as specified in its charter)


                      Commission File Number: 1-13612


                  Delaware                           02-0398678
     (State or other jurisdiction of               (IRS Employer
               incorporation)                    Identification No.)



                           3500 Quakerbridge Road
                                 P.O. Box 3127
                     Mercerville, New Jersey 08619-0127
                  (Address of principal executive office)
     Registrant's telephone number, including area code: (609) 584-3000


                               Not Applicable
       (Former name or former address, if changed since last report)

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Item 5: Other Events

On January 13, 2003, the Registrant issued a press release relating to its strategy for resolving current and future asbestos claims liability. A copy of the Registrant's press release dated January 13, 2003 is attached as
Exhibit 99.1 hereto and incorporated by reference herein.

Item 7: Financial Statements, Pro Forma Financial Information And Exhibits

(c) Exhibits.

        99.1 Press release dated January 13, 2003

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     CONGOLEUM CORPORATION


Date:  January 14, 2003                              By /s/ Howard N. Feist III
                                                       -------------------------
                                                       Howard N. Feist III
                                                       Chief Financial Officer

                               Exhibit Index
                               -------------

Exhibit                         Description
Number

99.1                            Press Release dated January 13, 2003

                                                               EXHIBIT 99.1


FOR IMMEDIATE RELEASE

For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586


        CONGOLEUM CORPORATION SEEKING TO RESOLVE ASBESTOS LIABILITY

MERCERVILLE, NJ, January 13, 2003 - Congoleum Corporation (AMEX:CGM) today announced its strategy for resolving current and future asbestos claims liability. The strategy involves negotiating a global settlement with current asbestos plaintiffs. In furtherance of this strategy, Congoleum has begun preliminary settlement negotiations with attorneys representing the majority of plaintiffs with asbestos claims pending against Congoleum. Upon successful completion of these negotiations, Congoleum intends to file a prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code. Congoleum intends to propose a plan under which its trade creditors would not be adversely affected.

Roger S. Marcus, Chairman of the Board, commented "We believe this step is a very positive move for Congoleum's future. Over the past several years, there have been great improvements in Congoleum's product offering, distribution, and manufacturing capability. Unfortunately, these achievements have been overshadowed by the cloud of asbestos litigation hanging over the company."

Congoleum expects that the plan of reorganization would provide for an assignment of applicable Congoleum insurance to a trust that would fund both the settlement of pending asbestos claims as well as future asbestos claims, and that the plan would leave Congoleum's trade creditors unimpaired and protect the company from any future asbestos-related litigation. Unlike a conventional bankruptcy proceeding, a prepackaged bankruptcy can significantly reduce the time and cost of the Chapter 11 process, resulting in a more predictable outcome for all constituents. Much of the time consumed in a non-prepackaged bankruptcy proceeding is spent on negotiations among various classes of creditors competing over how their respective claims will be treated under a plan. By reaching an agreement in advance of filing with the plaintiffs that leaves other classes of creditors unimpaired, Congoleum expects that the post-filing process would result in a swifter and less costly reorganization than would be the case with a non-prepackaged bankruptcy.

Congoleum expects it would take from four to six months to negotiate a prepackaged plan of reorganization, at which time it would file for bankruptcy and request court approval of the plan. Congoleum expects it would take another two to six months to have the plan confirmed and emerge from the process. Upon filing, Congoleum intends to seek immediate court approval to continue to pay all its pre-petition trade creditors in the ordinary course of its business, and consistent with past practices.

Roger S. Marcus, Chairman of the Board, commented, "Because this process now involves discussions with a wider circle, we felt it best to communicate our strategy to assure our non-asbestos creditors, customers, employees and other constituencies who might have concerns about the asbestos issue and how it could affect them. We have worked hard to craft a strategy that would resolve the asbestos problem without harm to our trade creditors, customers, and employees, and we look forward to receiving their full support throughout this process. We expect to operate on a `business as usual' basis throughout this process. The net cash provided by operating activities and the funds available under the existing credit facility should be more than adequate to fund anticipated working capital requirements, debt service and planned capital expenditures through this process. We believe this settlement strategy of resolving our current and future asbestos liabilities through a prepackaged bankruptcy is in the best interests of the company, the claimants and the company's other constituencies, and for that reason we are optimistic that it will succeed. However, if a fair resolution cannot be reached, we are fully prepared to utilize our insurance and other resources to return to the strategy of vigorous defense that we have employed in the past."

 "We have seen tremendous momentum with the sales success of Ultima, Prelude, and Durastone, all of which contributed to our top line growth in 2002. We expect to receive a second patent shortly that covers Ultima and Durastone, further solidifying our proprietary advantage. We have a new introduction package coming out this month, including the Durastone Classic line and a major addition to the Ultima design and color offering, which we are excited about. From a financial perspective, we expect improvement from a recent price increase, continued progress in cost reductions, and modest capital requirements as we look ahead. While we are not expecting much improvement in the overall economy or the manufactured housing business, we expect all the above should benefit our operating results.

Mr. Marcus continued, "Successfully resolving the asbestos problem would eliminate a financial and management drain, permitting us to return our focus exclusively to the business. It would also clean up our balance sheet and eliminate the asbestos concerns the financial community has had regarding Congoleum. Over the past several years, we've invested significant capital to improve efficiencies. We also rearranged our distribution network for the future, which required another major investment. Finally, we've spent a great deal on new product development, introduction, and merchandising. At the same time, we've weathered the worst decline in manufactured housing in over a decade. With the asbestos matter behind us, we would be positioned for greater success. I look forward to our future opportunities."

Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century.


                WARNING REGARDING FORWARD LOOKING STATEMENTS

THE ABOVE NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON CONGOLEUM'S EXPECTATIONS, AS OF THE DATE OF THIS RELEASE, OF FUTURE EVENTS, AND CONGOLEUM UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING STATEMENTS. ALTHOUGH CONGOLEUM BELIEVES THAT THESE EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS AND EXPERIENCE, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM ITS EXPECTATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS INCLUDE: (I) THE FUTURE COST AND TIMING OF ESTIMATED ASBESTOS LIABILITIES AND PAYMENTS AND AVAILABILITY OF INSURANCE COVERAGE AND REIMBURSEMENT FROM INSURANCE COMPANIES FOR ASBESTOS-RELATED PERSONAL INJURY CLAIMS, (II) NEGOTIATING SETTLEMENT AGREEMENTS ON TERMS IT CONSIDERS SATISFACTORY WITH A SUFFICIENT MAJORITY OF CLAIMANTS, (III) REACHING AGREEMENT WITH OTHER CREDITORS, OR CLASSES OF CREDITORS, THAT EXIST OR MAY EMERGE, (IV) CONGOLEUM'S SATISFACTION OF THE CONDITIONS AND OBLIGATIONS UNDER ITS OUTSTANDING DEBT INSTRUMENTS, (V) THE RESPONSE FROM TIME-TO-TIME OF ITS LENDERS, CUSTOMERS, SUPPLIERS AND OTHER CONSTITUENCIES TO THE ONGOING PROCESS ARISING FROM CONGOLEUM'S STRATEGY TO SETTLE ITS ASBESTOS LIABILITY, (VI) OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ANY REORGANIZATION PLAN PURSUED BY IT AND (VII) COMPLIANCE WITH THE UNITED STATES BANKRUPTCY CODE, INCLUDING SECTION 524(g). ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY AS A RESULT OF THESE AND OTHER FACTORS DISCUSSED IN CONGOLEUM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2002 AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.